EXHIBIT 32.1




                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Annual Report of Bio-Solutions International, Inc. (the "Company") on Form 10KSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Louis
H. Elwell, III, Chief Executive Officer (or the equivalent thereof) and Chief Financial Officer (or equivalent thereof) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.






/s/ Louis H. Elwell, III
------------------------------------------
Louis H. Elwell, III
Chief Executive Officer (or equivalent thereof) Chief Financial Officer (or equivalent thereof) October 14, 2003


A signed original of this written statement required by Section 906 has been provided to American Ammunition, Inc. and will be retained by American Ammunition, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.